                                 UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                 SCHEDULE 14A

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )


Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement

[_]  CONFIDENTIAL, FOR USE OF THE
     COMMISSION ONLY (AS PERMITTED BY
     RULE 14A-6(E)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12

                                CMI Corporation
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

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     (2) Form, Schedule or Registration Statement No.:

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     (4) Date Filed:

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

                                CMI CORPORATION
                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                                 May 18, 2001


To the Shareholders of
CMI Corporation:

     The 2001 Annual Meeting of Shareholders of CMI Corporation (the "Company") will be held on May 18, 2001 at 10:00 A.M. (Oklahoma City time), at the Company's corporate offices, Interstate 40 and Morgan Road, Oklahoma City, Oklahoma. The items of business to be considered are:

          1.   The election of two directors for a term of three years each; and

          2. Such other matters as may properly come before the meeting or any adjournment thereof.

     The close of business on March 21, 2001 has been fixed as the record date for the determination of the holders of Voting Class A Common Stock and Voting Common Stock entitled to notice of and to vote at the Annual Meeting.

     YOUR VOTE IS IMPORTANT. WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND MAIL IT PROMPTLY IN THE ENCLOSED ENVELOPE TO ASSURE REPRESENTATION OF YOUR SHARES. SHOULD YOU ATTEND, YOU MAY, IF YOU WISH, WITHDRAW YOUR PROXY AND VOTE YOUR SHARES IN PERSON.


                                   By Order of the Board of Directors


                                   /s/ Jim D. Holland,

                                   Jim D. Holland, Senior Vice President



Oklahoma City, Oklahoma
April 30, 2001

                                CMI CORPORATION
                         INTERSTATE 40 AND MORGAN ROAD
                                P. O. BOX 1985
                         OKLAHOMA CITY, OKLAHOMA 73101

                                PROXY STATEMENT

                             ____________________

     This Proxy Statement is furnished to the shareholders of CMI Corporation, an Oklahoma corporation (the "Company"), in connection with the solicitation by the Board of Directors of proxies to be voted at the 2001 Annual Meeting of Shareholders of the Company and any adjournment thereof. The Annual Meeting will be held on May 18, 2001 at 10:00 A.M. (Oklahoma City time) at the offices of the Company, located at Interstate 40 and Morgan Road, Oklahoma City, Oklahoma. Information in this Proxy Statement is as of April 1, 2001 unless otherwise stated. The approximate date on which this Proxy Statement and enclosed form of proxy have been mailed to shareholders is April 30, 2001.

                              GENERAL INFORMATION

     Holders of record at the close of business on March 21, 2001 (the "Record Date") of shares of Voting Class A Common Stock, $.10 par value ("Class A Stock"), and Voting Common Stock, $.10 par value ("Common Stock"), are entitled to notice of and to vote on all matters presented at the Annual Meeting. A list of shareholders entitled to vote at the Annual Meeting will be open for inspection by any shareholder at the offices of the Company during normal business hours for a period of at least ten days before the Annual Meeting. As of the Record Date, there were 21,690,886 shares of Class A Stock and 602 shares of Common Stock outstanding and entitled to vote. Each share of Class A Stock and each share of Common Stock is entitled to one vote on each item of business to be considered at the Annual Meeting.

     If the accompanying proxy card is properly signed and returned to the Company and not revoked, it will be voted in accordance with the instructions contained therein. Unless contrary instructions are given, the persons designated as proxy holders in the accompanying proxy card will vote for each of the nominees for director. With respect to any other matter that properly comes before the meeting, the proxy holders will vote as recommended by the Board of Directors or, if no recommendation is given, in their own discretion. A shareholder may revoke his or her proxy at any time before it is exercised by filing with the Secretary of the Company an instrument revoking the proxy or a duly executed proxy bearing a later date. The proxy will be suspended if the shareholder attends the Annual Meeting in person and requests to vote at the Annual Meeting. Attendance at the Annual Meeting will not in itself constitute revocation of the proxy.

     The presence, in person or by proxy, of the holders of one-third of the shares of Class A Stock and Common Stock entitled to vote as of the Record Date is necessary to constitute a quorum at the Annual Meeting. Abstentions and broker "non-votes" are counted as present and entitled to vote for purposes of determining a quorum. A broker "non-vote" occurs when a nominee (such as a broker or bank) holding shares in "street name" as the registered holder for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power for that particular item and has not received voting instructions from the beneficial owner. A plurality of the votes duly cast is required for the election of directors (i.e., individuals who receive the greatest number of votes are elected as directors up to the maximum
number of directors to be chosen at the Annual Meeting).   Neither abstentions
nor broker "non-votes" will be counted for purposes of the election of directors.

     The Board of Directors recommends that the shareholders vote for each of the nominees for director. The enclosed proxy is solicited on behalf of the Board of Directors.

        SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS

     The following table sets forth certain information regarding the beneficial ownership of the Class A Stock by (i) each shareholder of the Company who is known by the Company to beneficially own more than five percent of the outstanding Class A Stock, (ii) each director and certain executive officers, and (iii) all directors and executive officers as a group. Unless otherwise indicated, all persons listed have an address c/o the Company's principal executive offices and have sole voting and investment power with respect to their shares of Class A Stock, except to the extent authority is shared by spouses under applicable law.

                                           Number of Shares
         Name and Address                   and Nature of         Percent of
        of Beneficial Owner              Beneficial Ownership  Class A Stock(1)
        -------------------              --------------------  ----------------
Recovery Equity Investors, L.P........       7,116,667(2)           32.8%
555 Twin Dolphin Drive, Suite 185
Redwood, California 94065
Recovery Equity Partners, L.P.........       7,116,667(2)           32.8
555 Twin Dolphin Drive, Suite 185
Redwood, California 94065
Bill Swisher..........................       2,066,883(3)            9.5
Carl E. Hatton........................          90,000(4)             *
Jim D. Holland........................         133,500(4)             *
Joseph J. Finn-Egan...................       7,116,667(2)           32.8
Jeffrey A. Lipkin.....................       7,116,667(2)           32.8
Larry D. Hartzog......................          22,700(5)             *
Thomas P. Stafford....................          10,000(4)             *
Kenneth J. Barker.....................               0                0
J. Larry Nichols......................               0                0
Ronald A. Kahn........................               0                0
Grace & White, Inc.                          1,291,800(6)            6.0
515 Madison Avenue, Suite 1700
New York, New York 10022
All directors and officers as a
  group (11 persons)..................       9,805,824(4)(7)        44.8

______________________________
(1) For purposes of computing the percent of Class A Stock held by a beneficial owner, director or officer, the 602 outstanding shares of Common Stock have been treated as shares of Class A Stock.
(2) All of the shares beneficially owned by Recovery Equity Investors, L.P., a Delaware limited partnership ("REI"), are included in the shares beneficially owned by Recovery Equity Partners, L.P., the general partner of REI, and Messrs. Finn-Egan and Lipkin, the general partners of Recovery Equity Partners, L.P. This amount does not, however, include shares of Class A Stock beneficially owned by Bill Swisher and certain members of his family, with respect to which shares REI may (i) elect to acquire pursuant to a right of first refusal under a certain Shareholders Agreement (the "Shareholders Agreement") between REI, the Company, Bill Swisher and certain members of Mr. Swisher's family, and (ii) vote or direct the voting of in favor of all persons designated by REI for election to the Company's Board of Directors pursuant to the terms of a certain Investment Agreement (the "Investment Agreement") between the Company and REI.
(3) Includes 1,466,434 shares held by a revocable trust of which Mr. Swisher is the sole trustee and beneficiary during his lifetime; 600,000 shares held by two charitable remainder trusts of which Mr. Swisher and his wife are the sole trustees and have a unitrust interest during their joint lifetimes; and 449 shares held by a trust for the benefit of Mr. Swisher's father of which Mr. Swisher is a co-trustee. Mr. Swisher disclaims beneficial ownership of all shares held for the benefit of his father. Pursuant to the terms of the Shareholders Agreement, Mr. Swisher is required to vote or grant to REI a proxy to vote all of his shares of Class A Stock in favor of the election of all persons designated by REI for election to the Company's Board of Directors pursuant to the terms of the Investment Agreement.
(4) Includes the following number of shares subject to options that were exercisable at or within 60 days after April 1, 2001: Mr. Hatton - 90,000; Mr. Holland - 98,400; Mr. Stafford - 10,000; and all directors and executive officers as a group -198,400.
(5) Includes 22,500 shares held by a trust of which Mr. Hartzog is the trustee and beneficiary.
(6) Information is based on a Schedule 13G/A, dated January 24, 2001, as filed by Grace & White, Inc. with the Securities and Exchange Commission.
(7) Includes 191,799 shares held by various trusts of which Thane Swisher, the Vice President and Secretary of the Company, is a trustee or a co-trustee, and 2,600 shares held in an individual retirement account for the benefit of Thane Swisher.
 *   Constitutes less than one percent of the outstanding Class A Stock.


                             ELECTION OF DIRECTORS

       The Company's Bylaws provide that the Board of Directors shall consist of not less than three nor more than nine members. The current number of directors is eight. For election purposes, directors are divided into two groups of three directors and a third group of two directors. Each group holds office for three years. The Bylaws further provide that one group of the Board shall be elected at each Annual Meeting.

       At the Annual Meeting, shareholders will elect two directors who will hold office until the Annual Meeting of Shareholders in 2004. The Board has nominated Larry D. Hartzog and Thomas P. Stafford to be elected at the Annual Meeting. Both of the nominees presently serve on the Board and have consented to continue to serve as a director if elected. If either nominee should be unavailable to serve for any reason, which is not anticipated, the persons named as proxies will vote the shares represented by all valid proxy cards for such substitute nominee as the Board of Directors recommends.

       The following is a brief account of the business experience during the past five years of each director and each executive officer, including his principal occupation and employment during that period, and the name and principal business of any corporation or other organization in which each person has been occupied or employed. Directorships in certain companies presently held by each director or nominee are also set forth.

       Bill Swisher (age 70) is the Chief Executive Officer and Chairman of the Board of the Company. Mr. Swisher previously served as Chief Executive Officer of the Company from 1965 until October 1998 and as President of the Company from October 1998 until August 1999. Mr. Swisher has been a director of the Company since 1966. Mr. Swisher is also a director of OGE Energy Corp. Pursuant to the terms of the Investment Agreement, Mr. Swisher is entitled to nominate himself for election to the Board of Directors so long as he continues to beneficially own (with his wife, children and grandchildren) at least 1,500,000 shares of Class A Stock. Mr. Swisher's son, Thane Swisher, is a Vice President and Secretary of the Company. Mr. Swisher's term on the Board of Directors expires in 2002.

       Carl E. Hatton (age 55) became Chief Operating Officer of the Company in July 2000. From February 1996 to January 2000, Mr. Hatton served as the President and Chief Operating Officer of Windsor Industries, Inc., a private manufacturer of products for the floor cleaning industry. From July 1995 to February 1996, Mr. Hatton was the Chief Operating Officer of Windsor Industries. Prior to July 1995, Mr. Hatton held various management positions with the Automotive Group of Rockwell International, DayCo Corporation and Hobart Brothers Company, a private manufacturer of welding equipment.

     Jim D. Holland (age 56) has served as the Senior Vice President, Treasurer and Chief Financial Officer of the Company since August 1984.

     Thane Swisher (age 44) has served as a Vice President and Secretary of the Company since October 1987. Mr. Swisher's father, Bill Swisher, is the Chief Executive Officer and Chairman of the Board of the Company.

     Kenneth J. Barker (age 59) has been a director of the Company since January 10, 1997. Mr. Barker is currently working as a consultant. From July 1994 to February 2000, Mr. Barker served as President of Custom Products Corporation, a manufacturer of precision metal components. From October 1993 to March 1994, Mr. Barker was Chief Operating Officer of Custom Products Corporation. Prior to October 1993, Mr. Barker held various management positions with several manufacturing businesses such as American Fibrit, Inc., Allen Industries, Rockwell International and Chrysler Corporation. Mr. Barker was designated by REI for election to the Company's Board of Directors pursuant to the terms of the Investment Agreement. Mr. Barker's term on the Board of Directors expires in 2002.

     Joseph J. Finn-Egan (age 67) has been a director of the Company since August 30, 1991. Since 1987, Mr. Finn-Egan has been a general partner of Recovery Equity Partners, L.P., the general partner of REI. Mr. Finn-Egan also serves as a director of Chadmore Wireless Group, Inc. Mr. Finn-Egan was designated by REI for election to the Company's Board of Directors pursuant to the terms of the Investment Agreement. Mr. Finn-Egan's term on the Board of Directors expires in 2003.

     Larry D. Hartzog (age 66) has practiced law in Oklahoma City, Oklahoma since 1961 and is presently a director and stockholder of Hartzog Conger Cason & Neville, an Oklahoma City law firm. Mr. Hartzog became a director of the Company in 1975. Mr. Hartzog's term on the Board of Directors expires in 2001.

     Ronald A. Kahn (age 52) has been Managing Director of Lincoln Partners LLC, an investment banking firm, since January 2001. From June 1998 to January 2001, Mr. Kahn was a managing director of Duff & Phelps LLC, a Chicago investment banking firm. From 1992 until June 1998, he served as Senior Vice President of Corporate Finance of Mesirow Financial, a financial services company based in Chicago. Mr. Kahn served as a director of the Company from August 1996 to November 1998 and was reappointed to the Board in May 2000. Mr. Kahn was designated by REI for appointment to the Company's Board of Directors pursuant to the terms of the Investment Agreement. Mr. Kahn's term on the Board of Directors expires in 2002.

     Jeffrey A. Lipkin (age 55) has been a director of the Company since August 30, 1991. Since 1987, Mr. Lipkin has been a general partner of Recovery Equity Partners, L.P., the general partner of REI. Mr. Lipkin also serves as a director of Chadmore Wireless Group, Inc. and QAD, Inc. Mr. Lipkin was designated by REI for election to the Company's Board of Directors pursuant to the terms of the Investment Agreement. Mr. Lipkin's term on the Board of Directors expires in 2003.

     J. Larry Nichols (age 58) is the Chairman, President and Chief Executive Officer of Devon Energy Corporation, an oil and gas company headquartered in Oklahoma City. Mr. Nichols has been a director of Devon Energy since 1971, President since 1976 and Chief Executive Officer since 1980. He serves as a director of the Independent Petroleum Association of America, the Independent Petroleum Association of New Mexico, the Domestic Petroleum Council, the Oklahoma Independent Petroleum Association, the Natural Gas Supply Association and the National Petroleum Council. Mr. Nichols also serves as a director of Smedvig asa, BOK Financial Corporation, and the Oklahoma Nature Conservancy. Mr. Nichols is also a member of the Board of Governors of the American Stock Exchange. Mr. Nichols' term on the Board of Directors expires in 2003.

     Thomas P. Stafford (age 70), USAF (Ret. Lt. Gen.), has held various positions in government and industry throughout his career and currently is a consultant with General Technical Services, Inc. Mr. Stafford became a director of the Company in 1983. Since 1980, Mr. Stafford has served as Chairman of the Board of Omega Watch Corporation of America. He also is currently a member of the board of directors of Tremont, Inc., Cycomm International, Inc., NL Industries, Inc., and Timet, Inc. Mr. Stafford's term on the Board of Directors expires in 2001.

Certain Information Concerning the Board of Directors

     The Board of Directors of the Company has a standing Audit Committee. The current members of the Audit Committee are Messrs. Hartzog, Kahn and Stafford. The Audit Committee held three meetings during 2000. The Audit Committee's principal responsibilities are to generally review the overall scope and results of the audit by the Company's independent auditors and to recommend to the Board of Directors the appointment of the independent auditors. The Board of Directors also has a standing Compensation Committee. During 2000, Messrs. Finn-Egan, Hartzog, Lipkin and Stafford served on the Compensation Committee. The Compensation Committee met once during 2000. The principal functions of the Compensation Committee are to (i) review the objectives, structure, cost and administration of the Company's major compensation and benefit policies and programs, (ii) review annually officers' salaries, management incentives and stock options, and (iii) administer the Company's stock option plan, management incentive plans and other long-term incentive plans. The Company does not have a nominating committee or a committee performing the functions of a nominating committee.

     During 2000, each director who was not an officer of the Company was compensated at the rate of $1,000 per month for his services on the Board of Directors and as a member of any Board committee. Each director who was not an officer of the Company also received $1,000 for each meeting of the Board actually attended. Directors who are also employees of the Company were not paid for their services as directors or for attendance at meetings. The Board of Directors of the Company held four meetings during 2000. Each director attended at least 75% of the aggregate of (i) the total number of meetings of the Board of Directors, and (ii) the total number of meetings held by all committees of the Board on which he served.

Report of the Audit Committee of the Board of Directors

     The Audit Committee of the Board of Directors is responsible for overseeing management's financial reporting practices and internal controls. The New York Stock Exchange listing standards require that, by June 2001, all New York Stock Exchange-listed companies have audit committees composed of at least three independent directors. The Company's Audit Committee is currently composed of three outside directors, each of whom meets the independence requirements of the New York Stock Exchange listing standards.

     The Audit Committee acts under a written charter that was first adopted by the Board of Directors on June 9, 2000. A copy of the charter is attached as Exhibit "A" to this Proxy Statement.

     In connection with the Company's consolidated financial statements for the fiscal year ended December 31, 2000, the Audit Committee has:

          . reviewed and discussed the audited financial statements with management and the Company's independent auditors, KPMG LLP;

          . discussed with the Company's independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61 (Communications with Audit Committees); and

          . received the written disclosures and the letter from the Company's independent auditors required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and has discussed with the independent auditors that firm's independence from management and the Company.

     Based on these actions, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2000, as filed with the Securities and Exchange Commission.

                              Larry D. Hartzog
                              Ronald A. Kahn
                              Thomas P. Stafford

                              AUDIT COMMITTEE OF
                              THE BOARD OF DIRECTORS


Compensation Committee Interlocks and Insider Participation

     Joseph J. Finn-Egan, Larry D. Hartzog, Jeffrey A. Lipkin and Thomas P. Stafford are the current members of the Compensation Committee of the Company's Board of Directors. Mr. Finn-Egan and Mr. Lipkin are the general partners of Recovery Equity Partners, L.P., which is the general partner of REI. Mr. Finn-Egan and Mr. Lipkin have each been designated by REI for election to the Company's Board of Directors pursuant to the terms of the Investment Agreement between REI and the Company.

     The law firm of Hartzog Conger Cason & Neville, in which Mr. Hartzog is a director and stockholder, rendered legal services to the Company during 2000.

Certain Relationships and Related Transactions

     During 2000, the Company was a party to certain transactions in which our directors and executive officers had an interest.

     Duff & Phelps LLC provided financial advisory services to the Company during 2000. Mr. Kahn was a managing director of Duff & Phelps during 2000. Mr. Kahn recently became a managing director of Lincoln Partners LLC, another investment banking firm. The Company has engaged Lincoln Partners LLC to provide certain financial advisory services to the Company during 2001.

     During 2000, Mr. Barker provided consulting services to the Company.

     In August 1999, Bill Swisher resigned as an executive officer of the Company and entered into a two-year consulting agreement with the Company. In May 2000, Mr. Swisher was reappointed as the Chief Executive Officer of the Company. From January 2000 to May 2000, the Company paid to Mr. Swisher consulting fees of $180,356.

     In June 2000, the Company made a loan of $85,000 to Jim Holland, the Company's Chief Financial Officer. The loan bears interest at the rate of 7.0% per year, is payable on demand and is secured by a pledge of 35,000 shares of Class A Stock owned by Mr. Holland.

                            EXECUTIVE COMPENSATION

     The following table sets forth certain information with respect to the compensation of the Chief Executive Officer and the three other current and former executive officers of the Company (the "Named Executive Officers") whose total salary and bonus for the year ended December 31, 2000 exceeded $100,000.


                          SUMMARY COMPENSATION TABLE

                                                                                   Long-Term
                                                                                  Compensation
                                                  Annual Compensation                Awards
                                          ------------------------------------    ------------
                                                                  Other                                All
                                                                  Annual          Stock Options       Other
  Name and Principal Position      Year    Salary     Bonus   Compensation (1)       (Shares)     Compensation (2)
  ---------------------------      ----    ------     -----   ----------------    -------------   ----------------
Bill Swisher,                      2000   $165,000   $     0       $     0                  0         $187,156
  Chairman and Chief               1999    206,250         0             0                  0          132,651
  Executive Officer (3)            1998    330,000    50,000             0                  0            7,800

Tom Engelsman,                     2000   $100,000   $     0       $     0                  0         $217,652
  Former Chief Executive           1999    300,000         0             0                  0          102,755
  Officer (4)                      1998     75,000         0             0            500,000            4,788

Carl E. Hatton,                    2000   $114,651   $     0       $     0            250,000         $  9,547
  Chief Operating Officer (5)      1999        N/A       N/A           N/A                N/A              N/A
                                   1998        N/A       N/A           N/A                N/A              N/A

Jim D. Holland,                    2000   $160,000   $     0       $     0             50,000         $  3,633
  Senior Vice President,           1999    160,000         0             0                  0            2,916
  Treasurer and Chief              1998    160,000    30,000             0                  0            2,939
  Financial Officer

___________________________
(1) Excludes perquisites and other benefits, the aggregate amount of which does not exceed the lesser of $50,000 or 10% of the total of such officer's annual salary and bonus.
(2) All Other Compensation for 2000 includes (a) Company matching contributions to the Tax Savings Retirement Thrift Plan of $1,485 for Mr. Swisher, $600 for Mr. Engelsman and $1,499 for Mr. Holland; (b) insurance premiums of $5,315 for Mr. Swisher, $1,109 for Mr. Hatton and $2,134 for Mr. Holland;
     (c) consulting fees of $180,356 paid to Mr. Swisher; (d) consulting fees of $202,052 paid to Mr. Engelsman after his resignation in May 2000; (e) an additional $15,000 paid to Mr. Engelsman in connection with his resignation; and (f) temporary housing costs of $8,438 for Mr. Hatton.
(3) Mr. Swisher served as an executive officer of the Company until August 1999. In August 1999, Mr. Swisher resigned as an executive officer of the Company and entered into a two-year consulting agreement with the Company. In May 2000, Mr. Swisher was reappointed as the Chief Executive Officer of the Company.
(4) Mr. Engelsman was employed by the Company in October 1998 and resigned in May 2000.
(5)  Mr. Hatton was employed by the Company in July 2000.

Options Granted

     The following table sets forth information concerning stock options granted during the last fiscal year to the Named Executive Officers.

                         OPTION/SAR GRANTS IN 2000 (1)

                                                                                            Potential
                                 Individual Grants                                     Realizable Value at
-----------------------------------------------------------------------------------       Assumed Annual
                                                                                       Rates of Stock Price
                                                                                           Appreciation
                    Options        Percentage of Total     Exercise                      for Option Term
                    Granted        Options Granted to        Price      Expiration       ---------------
     Name           (Shares)        Employees in 2000     (Per Share)      Date        5%             10%
     ----           --------        -----------------     ----------    ----------     --             ---
Bill Swisher              0                N/A                N/A           N/A         N/A           N/A
Tom Engelsman             0                N/A                N/A           N/A         N/A           N/A
Carl E. Hatton       50,000 (2)           15.6%              $2.75       07/10/05    $ 37,989       $ 83,945
Carl E. Hatton      200,000 (3)           62.5%              $2.75       12/12/10           0        325,388
Jim D. Holland       50,000 (2)           15.6%              $3.50       06/02/10     110,057        278,905

________________________________
(1)  No stock appreciation rights were granted in 2000.
(2)  All such shares are currently exercisable.
(3) As of March 31, 2001, 32,000 of such shares were exercisable. An additional 4,000 shares will become excercisable on the 10th day of each month thereafter. A portion of the option may be accelerated as a result of a change in control or other event as described below.


Option Exercises and Fiscal Year-End Values

     The following table provides certain information on stock option exercises in 2000 by the Named Executive Officers and the value of such officers' unexercised options at December 31, 2000.

  AGGREGATED OPTION/SAR EXERCISES IN 2000 AND 12/31/00 OPTION/SAR VALUES (1)

                                                            Number of Unexercised          Value of Unexercised
                                                        Options at December 31, 2000      In-the-Money Options at
                       Number of                                  (Shares)                  December 31, 2000 (2)
                    Shares Acquired                     ----------------------------    ----------------------------
     Name             on Exercise     Value Realized    Exercisable    Unexercisable    Exercisable    Unexercisable
     ----             -----------     --------------    -----------    -------------    -----------    -------------
Bill Swisher               0                N/A                 0               0            N/A             N/A
Tom Engelsman              0                N/A                 0               0            N/A             N/A
Carl E. Hatton             0                N/A            70,000         180,000             $0              $0
Jim D. Holland             0                N/A            74,200          25,800             $0              $0

__________________________
(1)  No stock appreciation rights are outstanding.
(2) Based on the closing price of the Company's Class A Stock on the New York Stock Exchange on the final trading day of 2000.

Employment Contracts and Termination of Employment and Change-in-Control Arrangements

     Mr. Hatton serves as Chief Operating Officer of the Company pursuant to an employment agreement entered into effective as of July 10, 2000. The employment agreement provides for Mr. Hatton's employment through July 9, 2005 (subject to early termination in certain circumstances) at a base salary of $240,000 per year. Mr. Hatton is entitled to participate in any annual incentive compensation plan adopted by the Board of Directors for senior management of the Company for fiscal years 2001-2005, inclusive. It is anticipated that, under the terms of each such annual incentive compensation plan, Mr. Hatton will be entitled to earn an annual bonus of up to fifty percent of his then current base salary based upon the results of operations of the Company and its subsidiaries. In connection with the employment of Mr. Hatton, the Company granted to Mr. Hatton stock options to purchase up to 250,000 shares of Class A Stock of the Company at an exercise price of $2.75 per share. Seventy thousand of the shares became exercisable during 2000 and an additional 4,000 shares will become exercisable each month commencing in January 2001. An additional 48,000 shares will become exercisable if Mr. Hatton's employment is terminated by the Company without cause, by Mr. Hatton with cause, or by Mr. Hatton following a change in control of the Company; provided, however, that in no event will more than 250,000 total shares ever become exercisable.

     The Company has the right to terminate Mr. Hatton's employment at any time, with or without "cause," as that term is defined in the employment agreement. Mr. Hatton also has the right to terminate the employment agreement at any time,
with or without cause.   In addition, Mr. Hatton has the right to terminate the
employment agreement following a change in control of the Company or if the Company has not offered to appoint Mr. Hatton to the position of Chief Executive Officer on or before July 10, 2002. If Mr. Hatton's employment is terminated
(i) by the Company without cause, or (ii) by Mr. Hatton for cause, following a change in control of the Company, or because the Company did not offer to appoint Mr. Hatton as Chief Executive Officer by July 10, 2002, Mr. Hatton will be entitled to receive his base salary and health benefits for a period of one year following the termination date or the date upon which the change in control occurred, as the case may be.

Report of the Compensation Committee of the Board of Directors

     The Compensation Committee of the Board of Directors of the Company establishes the general compensation policies of the Company, establishes the compensation plans and specific compensation levels for the Company's executive officers and administers the Company's Stock Option Plan and other management incentive plans. The Compensation Committee is currently composed of Messrs. Finn-Egan, Hartzog, Lipkin and Stafford.

  Compensation Philosophy and Overall Objectives of Executive Compensation
  Program

     Under the supervision of the Compensation Committee, the Company has developed and implemented compensation policies and plans which seek to enhance the profitability of the Company and, thus, shareholder value by aligning closely the financial interests of the Company's executive officers with those of its shareholders. In furtherance of those goals, the Compensation Committee has established the following fundamental objectives:

     . Provide a competitive compensation package that will enable the Company to attract and retain key executives.

     . Integrate all compensation policies and plans with the Company's short-term and long-term business objectives and strategies, and focus executive behavior on the fulfillment of those objectives.

     . Provide compensation opportunities that are linked to performance of the Company and increases in shareholder value.

  Components of Compensation Program

     Each year, the Compensation Committee reviews the Company's compensation program to ensure that pay levels and incentive opportunities are competitive and reflect the actual performance of the Company. The Company's compensation program is based on the following three components, each of which is intended to serve the Company's overall compensation philosophy.

     Base Salary: Base salary levels of the Company's executive officers are largely determined through comparisons with companies in the same or similar businesses of the Company and its subsidiaries. Actual salaries are based on individual performance within a competitive salary range for each position that is established through job evaluation and market comparisons.

     Annual Incentive Compensation: In past years, the executive officers and other key employees of the Company have been eligible to earn cash bonuses under the terms of an annual incentive compensation plan. Such plans were designed to advance the interests of the Company and its shareholders by providing incentives for the attainment of consistent growth in revenue and income. The Company did not, however, adopt an incentive compensation plan for any of the Named Executive Officers or other mid-level management personnel for the 2000 fiscal year. Accordingly, no bonus was paid to any of the Named Executive Officers for the 2000 fiscal year.

     Certain employees of the Bid-Well Division of the Company were eligible in 2000 to participate in a management incentive plan (the "Bid-Well Plan") for the division. Under the terms of the Bid-Well Plan, the eligible employees could earn cash bonuses if the 2000 earnings before taxes of the division exceeded certain predetermined levels. The objective of the Bid-Well Plan was to advance the interests of the Company and its shareholders by providing incentives for the attainment of consistent growth in revenue and income. For the fiscal year ended December 31, 2000, aggregate bonuses of approximately $175,347 were paid under the Bid-Well Plan. None of the Named Executive Officers participated in the Bid-Well Plan. Payments under the Bid-Well Plan were made after receipt of annual audited financial statements for the Company and its subsidiaries.

     Stock Options: Under the terms of the CMI Corporation Stock Option Plan, the Board of Directors is authorized to grant stock options and/or appreciation rights to employees of the Company and its subsidiaries. The purpose of the Stock Option Plan is to advance the interests of the Company and its shareholders by providing long-term incentives to certain key employees of the Company and its subsidiaries who contribute significantly to the long-term performance and growth of the Company and its subsidiaries by enabling such employees to acquire a proprietary interest in the Company.

  Discussion of 2000 Compensation for the Chief Executive Officers

     The Compensation Committee applied the executive compensation policies and programs described above in determining the total compensation of Tom Engelsman, the Company's former Chief Executive Officer, and Bill Swisher, the current Chief Executive Officer. As reflected in the Summary Compensation Table, prior to his resignation in May 2000, Mr. Engelsman's base salary for 2000 was $300,000. This salary was determined pursuant to the terms of Mr. Engelsman's employment agreement, which was entered into in October 1998. No options or other long-term incentives were granted to Mr. Engelsman in 2000 and, as a result of his resignation, all options previously granted to him were terminated.

     Following Mr. Engelsman's resignation, Mr. Swisher was reappointed as the Company's Chief Executive Officer. When Mr. Swisher retired in 1999, his base salary was $330,000 per year and the Compensation Committee decided that it would be appropriate for Mr. Swisher to receive this same salary upon his reappointment. As with the other executive officers, Mr. Swisher did not receive a bonus for the fiscal year ended December 31, 2000. No options or other long-term incentives were granted to Mr. Swisher in 2000.

  Deductibility of Executive Compensation

     Section 162(m) of the Internal Revenue Code generally limits the annual tax deduction for applicable remuneration paid to the Company's Chief Executive Officer and certain other highly compensated executive officers to $1,000,000. The Compensation Committee does not believe that the applicable remuneration to be paid to the Company's executives will exceed the deduction limits set by
Section 162(m).


                           Joseph J. Finn-Egan
                           Larry D. Hartzog
                           Jeffrey A. Lipkin
                           Thomas P. Stafford

                           COMPENSATION COMMITTEE OF
                           THE BOARD OF DIRECTORS



                            APPOINTMENT OF AUDITORS

     The Board of Directors, upon recommendation of its Audit Committee, has selected KPMG LLP as the Company's independent auditors for the 2001 fiscal year.

     KPMG LLP is the accounting firm which audited and reported on the Company's financial statements for the last fiscal year. A representative of KPMG LLP is expected to attend the Annual Meeting. The representative will be afforded an opportunity to make a statement, if he or she desires to do so. It is anticipated that the representative will also be available to answer appropriate questions.

     The following table sets forth the aggregate fees billed to the Company for the fiscal year ended December 31, 2000 by KPMG LLP.

     Audit Fees................................   $262,000

     Financial Information Systems
     Design and Implementation Fees............          0
     All Other Fees(a)(b)......................     40,000
                                                  --------

                                                  $302,000

___________________________
(a)  Includes fees for state and federal income tax services.
(b) The Audit Committee has considered whether the provision of these services is compatible with maintaining the principal accountant's independence.

Stock Performance Graph

     The following graph shows the cumulative total shareholder return on the Company's Class A Stock over the last five fiscal years as compared to the returns of the New York Stock Exchange Market Value Index (the "NYSE Index"), and the S&P Machinery (Diversified) Industry Group (the "S&P Index"). The graph assumes $100 was invested on December 31, 1995 in the Company's Class A Stock, the NYSE Index and the S&P Index and assumes reinvestment of dividends.



                             [GRAPH APPEARS HERE]


               12/31/95   12/31/96   12/31/97   12/31/98   12/31/99   12/31/00
               --------   --------   --------   --------   --------   --------
CMI..........   $100.00    $ 85.55    $102.27    $157.38    $140.81    $ 29.91
NYSE Index...   $100.00    $120.46    $158.48    $188.58    $206.49    $211.42
S&P Index....   $100.00    $124.64    $164.88    $137.22    $162.23    $155.64

                               OTHER INFORMATION

Cost of Proxy Solicitation

     The Company will bear the cost of soliciting proxies. In addition to solicitation by mail, arrangements have been made with brokerage houses, nominees, and other custodians and fiduciaries to send proxy material to their principals and the Company will reimburse them for their expenses in doing so. Proxies also may be solicited personally or by telephone or telegraph. All such solicitations will be made by officers or other employees of the Company who will not receive extra compensation therefor.

Additional Matters

     While the notice for the Annual Meeting calls for the transaction of any other business as may be properly presented, management is not aware of any business to be submitted at the meeting which is not described in this Proxy Statement. If any other business is properly presented, the persons named in the proxy will act according to their best judgment on behalf of the shareholders they represent.

Section 16(a) Beneficial Ownership Reporting Compliance

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's executive officers and directors and persons who beneficially own more than 10% of the Class A Stock to file reports of ownership and changes of ownership with the Securities and Exchange Commission and to provide copies of those reports to the Company. Based on a review of the reports it has received, or written representations that no reports were required to be filed, the Company believes that, except as described below, during 2000, all Section 16(a) filing requirements applicable to its executive officers, directors and 10% shareholders were met. Ronald Kahn, a director of the Company, inadvertently failed to file a Section 16(a) report when he was reappointed to the Board of Directors in May 2000.

Shareholder Proposals

     To be considered for inclusion in the Company's proxy statement relating to the 2002 Annual Meeting of Shareholders, shareholder proposals must be received no later than December 31, 2001. To be considered for presentation at the annual meeting, although not included in the proxy statement, proposals must be received no later than March 16, 2002. All shareholder proposals should be marked to the attention of Corporate Secretary, CMI Corporation, P.O. Box 1985, Oklahoma City, Oklahoma 73101.

SEC Form 10-K

     A copy of the Company's Annual Report on Form 10-K for its latest fiscal year is available without charge to any shareholder of the Company who requests a copy in writing from Mr. Jim D. Holland, Senior Vice President and Chief Financial Officer, CMI Corporation, P.O. Box 1985, Oklahoma City, Oklahoma 73101.

                                   By Order of the Board of Directors


                                   /s/ Jim D. Holland

                                   Jim D. Holland, Senior Vice President


Oklahoma City, Oklahoma
April 30, 2001

YOUR VOTE IS IMPORTANT. PLEASE COMPLETE, DATE, AND SIGN THE ENCLOSED PROXY CARD AND RETURN IT PROMPTLY IN THE ACCOMPANYING POSTAGE PAID ENVELOPE.

                                  EXHIBIT "A"


         AUDIT COMMITTEE OF THE BOARD OF DIRECTORS OF CMI CORPORATION

                                    CHARTER


I.   PURPOSE

The primary function of the Audit Committee (the "Committee") is to assist the Board of Directors (the "Board") in fulfilling its oversight responsibilities concerning:

     (i) the financial reports and other financial information provided by the Corporation to any governmental body or the public;

     (ii) the Corporation's systems of internal controls regarding finance, accounting, legal compliance and ethics that management and the Board have established; and

     (iii) the Corporation's auditing, accounting and financial reporting processes generally.

The Audit Committee's primary duties and responsibilities are to:

     (i) Serve as an independent and objective party to monitor the Corporation's financial reporting process and internal control system.

     (ii) Select, evaluate and, where appropriate, replace the Corporation's independent accountants.

     (iii) Review and appraise the audit efforts of the Corporation's independent accountants and internal auditors.

     (iv) Provide an open avenue of communication among the independent accountants, financial and senior management, the internal auditors, and the Board.

II.  COMPOSITION

The Committee shall be comprised of three or more directors as determined by the Board, each of whom shall be free from any relationship that, in the opinion of the Board, would interfere with the exercise of his or her independent judgment as a member of the Committee; provided, however, that until June 14, 2001, the Audit Committee shall be comprised of at least one such Director.

Each member of the Committee must be financially literate, as such qualification is interpreted by the Board in its business judgment, or must become financially literate within a reasonable period of time after his or her appointment to the Committee.

At least one member of the Committee must have accounting or related financial management expertise, as the Board interprets such qualification in its business judgment.

The members of the Committee shall be elected by the Board at the annual organizational meeting of the Board to serve until their successors shall be duly elected and qualified. Unless a Chair is elected by the full Board, the members of the Committee may designate a Chair by majority vote of the full Committee membership.

III. MEETINGS

The Committee shall meet at least two times annually, or more frequently as circumstances dictate. As part of its job to foster open communication, the Committee should meet at least annually with management, the director of the internal auditing department and the independent accountants in separate executive sessions to discuss any matters that the Committee or any of these groups believe should be discussed privately.

IV.  RESPONSIBILITIES AND DUTIES

To fulfill its responsibilities and duties, the Audit Committee shall:

Documents/Reports Review

     1.   Review and update this Charter periodically as circumstances dictate.

     2. Review the Corporation's annual financial statements and any reports or other financial information submitted to any governmental body, or the public, including any certification, report, opinion, or review rendered by the independent accountants.

     3. Review with management and the independent accountants each of the Corporation's quarterly reports on Form 10-Q prior to its filing. The Chair of the Committee may represent the entire Committee for purposes of this review.

Independent Accountants

     4. Recommend to the Board of Directors the selection of the independent accountants, considering independence and effectiveness and approve the fees and other compensation to be paid to the independent accountants.

     5. Ensure that the independent accountants submit on a periodic basis to the Committee a formal written statement identifying all relationships between the independent accountants and the Corporation and, following the receipt of each such statement, meet with the independent accountants with respect to any disclosed relationships or services that may impact the objectivity and independence of the independent accountants and, if necessary, recommend that the Board take appropriate action in response to any such report to satisfy itself of the independent accountants' independence.

     6. Periodically consult with the independent accountants out of the presence of management about internal controls and the fullness and accuracy of the Corporation's financial statements.

Financial Reporting Processes

     7. Review the Corporation's financial reporting processes in consultation with the independent accountants and the internal auditors.

     8. Consider the independent accountants' judgments about the quality and appropriateness of the Corporation's accounting principles as applied in its financial reporting.

     9. Consider and approve, if appropriate, major changes to the Corporation's auditing and accounting principles and practices as suggested by the independent accountants, management, or the internal auditors.

Process Improvements

     10. Establish regular and separate systems of reporting to the Committee by each of management, the independent accountants and the internal auditors regarding any significant judgments made in management's preparation of the financial statements and the view of each as to appropriateness of such judgments.

     11. Following completion of the annual audit, review separately with each of management, the independent accountants and the internal auditing department any significant difficulties encountered during the course of the audit, including any restrictions on the scope of work or access to required information.

     12. Review any significant disagreement among management and the independent accountants or the internal auditors in connection with the preparation of the financial statements.

Other

     13. Review activities, organizational structure, and qualifications of the internal audit function.

     14. Perform any other activities consistent with this Charter, the Corporation's Bylaws and governing law, as the Committee or the Board deems necessary or appropriate.

                                     PROXY
                                     -----

                                CMI CORPORATION
                      FOR ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD MAY 18, 2001


          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby appoints Thane Swisher and Jim D. Holland, or either of them, as proxies, each with full power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated below, all of the shares of Voting Class A Common Stock and Voting Common Stock of CMI Corporation held of record by the undersigned on March 21, 2001 at the Annual Meeting of Shareholders to be held on May 18, 2001 or any adjournment thereof.

     1.      Election of Directors.
             ---------------------

       [_] For all nominees listed below (except as marked to the contrary below).

       [_] Withhold authority to vote for all nominees listed below.

(INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE STRIKE A LINE THROUGH THE NOMINEE'S NAME IN THE LIST BELOW.)


                                Larry D. Hartzog
                               Thomas P. Stafford


     2. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

     THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR THE ELECTION OF ALL NOMINEES LISTED ABOVE. YOU MAY REVOKE THIS PROXY AT ANY TIME PRIOR TO VOTE THEREOF.

     The undersigned hereby acknowledges receipt of the Proxy Statement and hereby expressly revokes any and all proxies heretofore given or executed by him with respect to the shares represented by the proxy.

     Please sign exactly as name appears on stock certificate. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership or limited liability company, please sign in the name of the legal entity by authorized person.


     Dated this ____ day of _____________________, 2001.



                                   ____________________________________
                                   Signature



                                   ____________________________________
                                   Signature



(Please sign, date and return promptly using the enclosed envelope.)

                                       2